UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2024 (October 2, 2024)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

Based on preliminary 2025 Medicare Advantage (MA) Star Ratings data provided by the Centers for Medicare and Medicaid Services (CMS), which became available in CMS Plan Finder as of October 1, 2024, Humana Inc. (“the Company”) has approximately 1.6 million, or 25%, of its members currently enrolled in plans rated 4 stars and above for 2025, a reduction from 94% in 2024. A significant driver of these results was contract H5216 decreasing to a 3.5-star rating from a 4.5-star rating in 2024. H5216 contains approximately 45% of Humana’s MA membership, including greater than 90% of its employer group waiver plan (Group MA) membership. The decline in Stars performance for 2025 will impact Humana’s quality bonus payments in 2026. 2025 Star rating details are expected to be formally released by CMS on or around October 10th.

Based on the Company’s review of the preliminary data provided by CMS, its reduction in Star ratings was driven by narrowly missing higher industry cut points on a small number of measures. Humana believes there may be potential errors in CMS’ calculation of certain of its results and industry threshold cut points. The Company has outstanding appeals related to certain results and has requested additional information to ensure accuracy of threshold calculations. The Company intends to continue to engage with CMS on these matters to ensure Star ratings are accurate and representative of plan quality.

Despite on-going appeal efforts, the Company is disappointed with its performance and has initiatives underway focused on improving its operating discipline and returning to an industry leading Stars position as quickly as possible. These initiatives are expected to impact performance across key measures and drive improved quality bonus payments in 2027 and beyond. Areas of focus include enhancing member and provider engagement strategies, improving customer experience and strengthening technology integrations to support operational excellence. The Company will provide additional detail regarding these initiatives over the coming months to further enhance its operating rigor.

Humana is exploring all available options to mitigate the expected 2026 revenue headwind related to its 2025 Star ratings in the event its challenges to the results are unsuccessful. The 2025 Stars results are not expected to impact the Company’s financial results or outlook for 2024 or 2025. In addition, the Company remains focused on achieving its individual MA margin target of ‘at least 3 percent’, although there is now more risk in its ability to fully achieve this result by 2027.

Finally, the Company is focused on realizing its full potential by concentrating on continuous improvement and leveraging its differentiated capabilities to improve the health of its customers and drive long-term shareholder value.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller (Principal Accounting Officer)

Dated: October 2, 2024